Exhibit (a)(11)

                            SCUDDER VARIABLE SERIES I
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Variable Series I (the "Trust"), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust dated October 24, 1997, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees of said Trust, by vote on December 2, 2005 of all of the Trustees of the Trust, duly adopted amendments to the Declaration of Trust
(i) changing the name of the Trust to "DWS Variable Series I," and (ii) changing the name of the series of the Trust as follows:

Current Name                                        New Name
------------                                        --------

Bond Portfolio                                      DWS Bond VIP
Capital Growth Portfolio                            DWS Capital Growth VIP
Global Discovery Portfolio                          DWS Global Opportunities VIP
Growth & Income Portfolio                           DWS Growth & Income VIP
Health Sciences Portfolio                           DWS Health Care VIP
International Portfolio                             DWS International VIP
Money Market Portfolio                              Money Market VIP

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/Dawn-Marie Driscoll                      /s/Henry P. Becton, Jr.
------------------------------              ------------------------------
Dawn-Marie Driscoll, Trustee                Henry P. Becton, Jr., Trustee


/s/Keith R. Fox                             /s/Kenneth C. Froewiss
------------------------------              ------------------------------
Keith R. Fox, Trustee                       Kenneth C. Froewiss, Trustee


/s/Jean Gleason Stromberg
------------------------------              ------------------------------
Jean Gleason Stromberg, Trustee             Carl W. Vogt, Trustee





Dated as of January 11, 2006
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